WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5
<LEGEND>
THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM RESORT INCOME
INVESTORS, INC.'S JUNE 30, 1995 INTERIM FINANCIAL STATEMENTS AND IS QUALIFIED IN
ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                       2,741,854
<SECURITIES>                                   687,500
<RECEIVABLES>                               37,072,903
<ALLOWANCES>                                10,367,903
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              30,206,321
<CURRENT-LIABILITIES>                        1,353,169
<BONDS>                                              0
<COMMON>                                        41,560
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                  28,811,592
<TOTAL-LIABILITY-AND-EQUITY>                28,853,152
<SALES>                                              0
<TOTAL-REVENUES>                             (283,528)
<CGS>                                                0
<TOTAL-COSTS>                               12,336,140
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                            10,367,903
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                           (12,619,668)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                       (12,619,668)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                              (12,619,668)
<EPS-PRIMARY>                                   (3.04)
<EPS-DILUTED>                                        0



NOTE: The above captions are as specified in Exhibit 27, and contemplate that the entity is a going concern. As discussed in Note 1 to the Company's unaudited financial statements, the Company is in the process of liquidation as of June 30, 1995. The amounts above are presented with the caption that, in management's judgment, most closely correlates to respective financial statement captions used in the Company's unaudited financial statements.
